ISSUER FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration Statement No. 333-156695
Dated October 27, 2009

Introducing a new low-cost commodity linked Exchange Traded Note.	The UBS E-TRACS DJ-UBS Commodity ETN.	Ticker Symbol: DJCI ▶Learn More
Fee Amount: 0.50% per annum accrued on a daily basis. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of UBS E-TRACS) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-722-7370).© UBS 2009. The key symbol and UBS are among the registered and unregistered trademarks of UBS. “Dow Jones”, “DJ-UBS Commodity Index” and “DJ-UBSCI” are service marks of Dow Jones & Company Inc. and UBS AG, as the case may be. All rights reserved.

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Introducing a new low-cost commodity linked Exchange Traded Note.

The UBS E-TRACS DJ-UBS Commodity ETN.

Ticker Symbol: DJCI
Fee Amount: 0.50% per annum accrued on a daily basis. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of UBS E-TRACS) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-722-7370). © UBS 2009. The key symbol and UBS are among the registered and unregistered trademarks of UBS. “Dow Jones”, “DJ-UBS Commodity Index” and “DJ-UBSCI” are service marks of Dow Jones & Company Inc. and UBS AG, as the case may be. All rights reserved.

Ticker Symbol: DJCI
▶Learn more

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Introducing a new low-cost commodity linked Exchanged Traded Note.

The UBS E-TRACS DJ-UBS Commodity ETN.

Ticker Symbol: DJCI
▶Learn more

Fee Amount: 0.50% per annum accrued on a daily basis. UBS has filed a registration statement (including a prospectus, as supplemented by a prospectus supplement for each offering of UBS E-TRACS) with the Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read these documents and any other documents that UBS has filed with the SEC for more complete information about UBS and the offerings to which this communication relates. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you can request the prospectus and any applicable prospectus supplement by calling toll-free (1-800-722-7370). © UBS 2009. The key symbol and UBS are among the registered and unregistered trademarks of UBS. “Dow Jones”, “DJ-UBS Commodity Index” and “DJ-UBSCI” are service marks of Dow Jones & Company Inc. and UBS AG, as the case may be. All rights reserved.

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